UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  February 25, 2010

PREMIER WEALTH MANAGEMENT, INC.
(Exact name of Registrant as specified in its charter)

Delaware	333-104631	43-1988542
(State or incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5 Them. Dervis Street, 3rd Floor, CY-1066 Nicosia, Cyprus
 (Address of principal executive offices)

011-352 2630 1540
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06  Material Impairments.

and

Item 8.01  Other Events.

Effective as of February 25, 2010, management of Premier Wealth Management, Inc., a Delaware corporation (the “Company”) has determined that recently initiated actions against its wholly owned subsidiary, Master Trust, S.A. (“Master Trust”),  when considered on a combined basis, may have a material adverse effect on the Company’s financial results and could, if the Company is not victorious, cause a significant cash expenditure impairment charge in the Company’s consolidated financial statements for the fiscal years ended December 31, 2009 and December 31, 2010.

While Master Trust’s investment management and financial advisory business renders it prone to customer arbitrations and complaints in the ordinary course of its business, these complaints or actions tend to increase in dollar amount and frequency in the investment banking industry during and after economic downturns, such as the recent global credit crisis and economic downturn.

In particular, three recent customer complaints have been initiated against the Company between February and December of 2009, claiming negligence and unsuitability, and alleging damages aggregating a total 1,185,021 Euro (approximately US$1,608,902 as at the date hereof).  The cases have been initiated in Belluno, Italy (235,000 Euro alleged damages, initiated on July 8th, 2009), Padova, Italy (847,021 Euro alleged damages, initiated February 10, 2009), and Como, Italy (103,000 alleged damages, initiated December 10, 2009). The Board of Directors of the Company has not made  a formal determination, to date, as to the amount or range of impairment charge that will result in future cash expenditures, as these cases are in early stages.

These cases are in addition to two other previously existing minor customer complaint related cases aggregating approximately $125,000 in alleged damages, initiated between 2005 and 2007, potential liabilities for which the Company has already taken impairment charges as disclosed in the Company’s previous financial statements.

While the Company and its Master Trust subsidiary believe that the foregoing claims are frivolous, and, that even if viable, damages can be ascertained at amounts far below those alleged, no assurance can be made that a sympathetic court won’t find in favor of the claimants, especially given the recent economic downturn.  The Company believes it has meritorious defenses to the above claims and intends to vigorously defend these suits.

While the Company is not aware of any other specific pending claims, no assurance can be made that other Master Trust clients suffering losses in similar or other investments during the economic downturn will not assert additional claims.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 28, 2010	PREMIER WEALTH MANAGEMENT, INC.

By: /s/ Nigel Gregg
Nigel Gregg
Chief Executive Officer